Exhibit 10.3
Translated from Hebrew

7th June, 2006

R.R. Satellite Communications Ltd.

By Fax: 08-8257500

Re:                             Notice Pertaining To Extending The Lease Period

I respectfully respond to your correspondence dated 13/3/06 on my client’s, Zueretz Abraham, behalf, as follows:

1)                                      My client confirms receipt of the notice to extend the lease period pursuant to Section 6.4 of the lease contract which was executed and signed between my client and you on 28/11/01 (hereinafter: “The Lease Agreement”).

2)                                      My client hereby gives notice that the extension of the lease agreement is for the entire option period specified in the agreement.

3)                                      I ask that you remit the renewed or extended bank guarantee 30 days prior to the date it is to expire.

Sincerely,

( - )

Eldad Shorek, Adv.

cc:

Zueretz Abraham

UNPROTECTED LEASE AGREEMENT (Business Structure)

Executed and signed in Moshav Emunim on this 28th day of the 11th month in the year 2001

BY:	Zueretz Abraham I.D. 001464866
OfNaveh Mevateach Settlement
(To be referred to below as “The Landlord”)

-On the One Part-

AND BETWEEN: R.R. Satellite Communications Ltd.

P.C. 51-089629-3
(To be referred to below as “The Tenant”)

-On the Second Part-

WHEREAS:	The Tenant is a company that deals in satellite communications.

AND WHEREAS:

The Landlord is the owner of land with an area of approximately 4,400 square meters located at Bnei Ra’am Junction and known as Parcels 4 and 21 in Blocs 2199 and 2604, Lot 8 C.B.P D/330 (Hereinafter: “The Land”) upon which a single-story building was built with an area of approximately 430 square meters, as specified in the lease agreement and drawing. Attached hereto as Appendix A to this agreement;

Zueretz Signature	R.R SATELLITE
COMMUNICATIONS Ltd.

AND WHEREAS:

The Landlord declares that his rights to the property are free and clear of any charges and/or pledges and/or mortgages and/or debts which could hinder and/or prejudice the Tenant’s rights under this agreement, to the exception of a mortgage in favor of Bank Discount;

AND WHEREAS:

On the day this agreement is signed the premises are free of any tenant entitled to and/or who may occupy them, to the exception of an area of approximately 100 square meters that is leased to a milk laboratory (Hereinafter: “The Laboratory”);

AND WHEREAS:

The Tenant saw and inspected the premises and found it in a suitable condition for its needs, it is hereby declared that the condition of the premises building is pursuant to the itemization in the pictures attached as Appendix B to this agreement;

AND WHEREAS:	The Tenant is interested in leasing the land and the building from the Landlord by an unprotected lease pursuant to the conditions below;

AND WHEREAS:	The Landlord agreed to lease the land and building to the Tenant for a limited period and without granting the Tenant status of a protected tenant;

AND WHEREAS:	The Tenant declares that it did not pay the Landlord any key money or other premium for the premises and that accordingly the provisions of the Tenants Protection Law [Consolidated Version], 5732- 1972 and/or any other law and/or regulations pursuant thereto or repealing it will not apply to the lease subject-matter of this agreement;

Therefore It Is Declared, Stipulated And Agreed Between The Parties As Follows:-

1.                           Preamble and Appendices

The preamble to this agreement and appendices attached hereto constitute an integral part hereof and are considered for all senses and purposes as a section hereof and the declarations made therein constitute the basis of the parties engaging in this agreement.

1.1                     Unless stated otherwise, in any event of an incompatibility and/or contradiction and/or ambiguity between the provisions in this agreement and the provisions appearing in an appendix to this agreement, the provisions of this agreement have priority and will override the provisions of the appendix and the provisions of the appendix will be interpreted in accordance with the provisions of this agreement.

2.                           The captions of the sections are solely for the parties’ convenience and will not be used as an aid to interpret the agreement.

3.                           Definitions

In this contract the terms below will bear the meaning appearing alongside them as follows:

“The Land” -                                                  The Lot with an area of approximately 4,400 square meters on parcel 4 in Bloc 2199 located at Bnei Ra’am Junction as specified in the lease agreement, Appendix A to this agreement.

“The Building” -                             The building located on the lot with an area of approximately 430 square meters, one story, and outlined on the drawing with a red line as specified in the drawing, Appendix A to this agreement.

“The Premises” -                       The land and the building as defined above.

“The Index” -                                                The Consumer Prices Index that is published by the Central Statistics and Economic Research Bureau or any other entity replacing it. If the publication thereof is terminated then a similar index to be published by the Central Statistics and Economic Research Bureau or a similar entity will replace it.

“The Basic Index” -              The index to be published on 15/2/02 for the month of January 2002.

“Dollar” -                                                                  An amount in NIS equal to 1 US Dollar.

“The Drawing” -                              The drawing that is attached to this agreement and marked Appendix A together with the lease agreement.

“Lease Period” -                            The period stipulated in Section 6 of this agreement.

“Representative Rate” – The known representative rate of the US Dollar as published in the representatives rates table by the Bank of Israel on the actual day of payment of each and every payment under the provisions of this agreement, and if the publication of the representative rate is cancelled by the Bank of Israel and no other representative rate exists then the average of the purchase rate and sale rate of the US Dollar for transfers and checks in Bank Discount Ltd. (“The Bank”), and in the event of no such publication or multiple US Dollar rates – the price in NIS that an Israeli resident is required to pay the bank for the purpose of purchasing US Dollars for transfers and checks.

4.                           The Purpose of the Lease

4.1                     The Tenant leases the premises for the purpose of operating a satellite communications center and/or any other business permitted by law.

4.2                     The Tenant and/or any of its managers and/or employees are entitled to use the premises for the purpose of an office and/or any other use they choose to make of the premises provided that the use is for business purposes as specified above.

5.                           The Tenant’s Declarations

5.1                     The Tenant declares and confirms that it has not paid the Landlord any key money or other premium pertaining to the premises and/or for rights granted to the Tenant under this agreement, and that the premises and lease under this agreement are not subject to the provisions of the Tenants Protection Law [Consolidated Version], 5732 – 1972, and the Tenant will not be a protected tenant under this law and/or any other law and/or any other amendment that is added to them or modifies them.

5.2                     It is further agreed that any change and/or renovations and/or repairs and/or additions and/or investment and/or work of any type done in the premises by and/or on behalf of the Tenant will not be considered as key money and/or other premium and will not be considered a material modification with respect to the Tenants Protection Law.

5.3                     The Tenant declares that its right to the premises is limited only to the lease period and in accordance with the purpose of the lease stipulated above, and pursuant only to the provisions of this agreement.

5.4                     The Tenant confirms and declares that it saw the premises and checked them with every authority including but not limited to the environmental authority and the Israel Land Administration and that it agrees to engage with the Landlord in this lease agreement after it has executed all the relevant inspections in relation to the premises and that in light of its inspections found the premises to be completely satisfactory from all aspects and that it waives any assertion of a defect and/or impediment and/or incompatibility with respect to the aforesaid in this agreement.

5.5                     The Tenant undertakes to diligently act to obtain all the licenses and/or permits required from any authority for the purpose of operating its business in the premises as defined in this agreement and it will be exclusively liable to obtain such licenses including but not limited to a license to operate the business, the aforesaid is subject to the provisions of Section 6.2 below. It is hereby agreed and clarified that any payment required by any such authority for the purpose of issuing a license or permit to operate the Tenant’s business in the premises as defined in this agreement will apply to the Tenant.

5.6                     The Tenant declares that it is aware that the Landlord is leasing the premises pursuant to this agreement As Is and that it has none nor will have no duty and/or obligation and/or responsibility with respect to what is involved and connected with obtaining such permits and/or licenses to operate the Tenant’s business from the premises under the conditions of this agreement. Notwithstanding the above, the Landlord undertakes to sign any document that is necessary to be signed by owners, pursuant to the authorities’ demands, in order to obtain such permits and/or licenses provided that it does not assume any expenses associated thereto.

5.7                     It is hereby agreed and declared that the Tenant will be exclusively responsible for any fine and/or payment demand of any type associated with and in connection with the operation of its business from the premises as defined in this agreement.

6.                           The Lease Period

6.1                     The Landlord leases the premises to the Tenant for a period of 5 years commencing on 1/1/02 and through until 31/12/06 (hereinafter: “The Lease Period”).

6.2                     The premises will be leased to the Tenant whereby the area of the laboratory is free and clear of any person and object and an adversary right of a third party on the date the lease period begins.

6.3                     The Tenant will be entitled to terminate this agreement at the end of one year of the lease in any event that the licenses to operate its business in the premises under the conditions of this agreement are not received despite it acting diligently and continuously to obtain these licenses by giving notice thereof, in writing, to the Landlord and this 60 days in advance, prior to the end of the first year of the lease. Whereupon such notice was given, this agreement and the lease period hereunder will end 60 days from the date of the notice.

6.4                     The Tenant will be entitled to extend the lease period for an additional lease period of 5 years (hereinafter: “The Option Period”). Extending the lease period for the additional lease period is contingent upon the following conditions, all jointly:

6.4.1                        The Tenant gave written notice in advance of at least 60 days prior to the end of the lease period that is in effect upon the date the notice is given, of its desire to extend the lease for an additional period.

6.4.2                        The Tenant fulfilled all the conditions in this agreement and appendices hereto during the lease period and there were no material breaches by it and/or repetitive breaches of this agreement.

6.4.3                        No debts are owed by the Tenant to the Landlord and no legal proceedings are being conducted between the parties.

6.4.4                        The validity of all guarantees, securities and insurance policies were extended by such a manner that they will be in effect during the entire additional lease period or alternatively, other guarantees or securities are provided instead of those which have expired with respect to the additional lease period.

6.5                     All the conditions in this agreement and appendices hereto will also apply to the additional lease period subject to changes of the rent amount as noted in Section 7 below.

6.6                     The Tenant undertakes to vacate the premises at the end of the original and/or extended agreement period all pursuant to the terms of this agreement.

7.                           Rent

7.1                     In consideration of leasing the premises the Tenant will pay the Landlord monthly rent of a sum that is equal to $3,500 (Three Thousand and Five Hundred US Dollars) per month (hereinafter: “The Rent”).

7.2                     In any event that the Landlord exercises the option under this agreement, rent will be increased by a rate of 10% and will stand at a sum of $3,850 per month.

7.3                     Rent will be paid in New Israeli Shekels and will be calculated based on the US Dollar representative rate.

7.4                     Rent will be paid by the Tenant to the Landlord each and every month and no later than on the 1st of each month and for each month of the lease in advance whereby the first payment will be paid on the first day of the lease period. The Landlord will sign a standing order to make the payments pursuant to such details.

7.5                     Value Added Tax applicable to the rent will be paid by the Tenant no later than by the 14th of the month for which rent is being paid and in addition to every rent payment as against a duly executed tax invoice.

7.6                     It is agreed that even if the Tenant leaves the premises prior to the end of the lease period other than at the Landlord’s demand, the Tenant will be charged rent and all the relevant payments associated with using the premises during the agreement period until the end of the original and/or option period, if exercised, pursuant to the matter at hand.

8.                           Taxes and Payments

8.1                     All the taxes, fees, levies and payments on the premises generally applicable to the occupier and user of the property will apply and be paid during the lease period by the Tenant and all payments on the premises applicable to owners will apply to the Landlord.

8.2                     Without derogating from the generality of the foregoing in Section 8.1, the Tenant, during the agreement period, will also assume the following expenses and payments:

8.2.1                        Ongoing payments and costs for the consumption and operation of electricity, water, gas, telephone and such like.

8.2.2                        Payments of municipal rates and/or payments to the local council and such like, any payment of tax, fees, levies, expenses or any mandatory payment applicable and/or to become applicable in the future to an occupier of premises, by virtue of the law and/or deriving from the use of the premises such as fees for signs, business licenses and any other amount and payment pertaining to licensing and permits for the premises and operation thereof.

8.2.3                        Business tax if applicable.

8.3                     The Tenant will pay any payment forthwith upon receiving a payment notice and pursuant to the dates stipulated in such a notice and in the event that they are not paid in a timely manner then they will accrue linkage payments, interest and fines on the period in arrears.

8.4                     If and as a result of any payment in arrears the premises were disconnected from the water and/or electricity and/or gas supply, the Tenant will assume the reconnection expenses including but not limited to any fines and payments deriving there from in addition to linkage differentials and interest.

9.                           The Tenant’s Obligations

9.1                     The Tenant undertakes to abide by the provisions of all laws applicable to maintaining and using the premises.

9.2                     The Tenant will act to obtain and/or renew any licenses and permits that are necessary, if necessary pursuant to the law for the purpose of conducting a business of the type the Tenant operates from the premises based on the purpose of this agreement and the use thereof and will assume all payments necessary for this purpose.

9.3                     The Tenant hereby undertakes to ensure that the premises are maintained and cleaned and in a good state of repair and to prevent any damage to the premises as a result of maliciousness, negligence, neglect or unreasonable use of the premises.

9.4                     Likewise, the Tenant undertakes to immediately repair at its expense any damage and/or malfunction caused to the premises as a result of the Tenant’s use of the premises.

9.5                     If the Tenant does not repair and/or did not repair with a reasonable time the damage and/or malfunction caused as a result of the Tenant using the premises, then the Landlord is entitled or someone on its behalf to enter the premises and repair the malfunction and/or damage and charge the Tenant. The Tenant undertakes to pay the bill for such repairs within 7 days and without questioning the standard of repair and/or the amount to be paid.

9.6                     The Tenant is liable toward the Landlord and/or any person and/or entity and/or property of any type and kind for any damage, loss, ruination and prevention of profit sustained, directly or indirectly, due to the Tenant and/or anyone on its behalf leasing and operating the premises during the course of the lease period and undertakes to pay and/or compensate the Landlord and/or any other injured third party immediately upon receiving its first written demand to do so, for any injury and/or damage and/or loss and/or fine and/or claim and/or monetary expense caused to the premises and/or the Landlord and/or third party and/or any property, as a result of an act and/or omission in connection with the use of the premises by the Tenant under this agreement. The Landlord will not be entitled to settle such a claim with the third party or agree to pay such a claim without the Tenant’s written consent thereto.

9.7                     Should the Tenant not fulfill its obligations in Section 9.6 above, and the Landlord fulfilled such an obligation in its place, the Tenant undertakes to reimburse the Landlord, immediately upon his demand to do so, any such amount and/or any amount which the Landlord expended and/or paid to a person or entity as compensation for an injury and/or loss and/or such damage – and all in addition to the Landlord’s expenses that were necessary in order to effectuate the foregoing in this sub-section. So long as the Landlord was not compelled by a final judgment rendered in legal proceedings or quasi-judicial proceedings to pay such sums, the Tenant reserves the right to defend itself against such claims and/or demands by the third party.

9.8                     Insurance

9.8.1                        In order to fulfill its obligations under this agreement the Tenant undertakes to insure the premises and contents thereof during the entire lease period by a complete comprehensive insurance policy against all damages caused to the Landlord and/or any third party’s person and/or property also to include damage from fire, burglary and/or an act and/or omission by the Tenant and/or someone on its behalf including but not limited to its employees, suppliers, agents and any other person on its behalf associated with its activities in the premises for a sum of no less than one million dollars, including but not limited to a policy covering all risks during the course of carrying out construction work and renovations by the Tenant if these are carried out under the conditions of this agreement.

9.8.2                        The Tenant will furnish the Landlord a copy of the insurance policy by 30/1/02.

9.8.3                        The Tenant is liable for payment of the relevant insurance premiums whereby both the Landlord and Tenant will be named beneficiaries under the policy.

9.9                                 The Tenant will permit the Landlord and/or its agent to visit the premises at any reasonable time following advance notice to the Tenant and upon coordinating the visit in advance and this, inter alia, in order to inspect the premises and the manner by which it is being used and whether it conforms with the conditions of this agreement.

9.10                           It is further agreed that the Tenant will show the Landlord, upon its demand to do so, and within a reasonable time, receipts and proof pertaining to the payments it is obligated to pay under this agreement.

9.11                           The Tenant undertakes to use the premises and conduct its business and activities from the premises pursuant to the law, by-laws, regulations and relevant order with respect to the use of the premises during the entire lease period.

10.                     Changes to the Premises

10.1                           The Tenant will be entitled to carryout construction work and/or renovations in the premises, at its discretion for the purpose of operating its business pursuant to the conditions in this agreement and subject to obtaining permits and/or licenses required by law.

10.2                           It is hereby agreed that in any event that this lease agreement ends for any reason all the renovation and/or construction work will be considered an integral part of the premises and will be transferred to the complete ownership and possession of the Landlord, the Tenant will not be entitled to any payment for such work and it hereby waives any assertion and/or demand and/or claim of any type resulting there from, thus in order to remove any doubt and without derogating from the generality of the foregoing, the Tenant will be entitled to remove from the premises at the end of this agreement period and subject to leaving the premises in its renovated and constructed form following the work actually carried out, antennas, electrical systems belonging to the communications center, alarm systems, cooling and heating systems.

10.3                           It is hereby agreed and declared that the Tenant will be entitled to carryout renovation and construction work in the premises for the purpose of and without derogating from the above, the Tenant will be entitled to make the following changes in the premises:

10.3.1                              Installation of electrical points as needed.

10.3.2                              Hanging and connecting signs, equipment, furniture and/or accessories belonging to the Tenant in the premises.

10.3.3                              Any internal changes that are necessary.

10.3.4                              Installation of an alarm system, cooling and heating system which the Tenant may remove and receive at the end of the lease period under this agreement.

10.6                           For the sake of removing any doubt it is agreed that any such change in the premises will be carried out pursuant to the following conditions:

10.6.1                              The changes do not derogate and/or ruin and/or harm and/or interfere with the existing external structure of the premises.

10.6.2                              Any change and/or renovation and/or addition will be at the Tenant’s expense.

11.                     Securities

11.1                           To guarantee fulfillment of all its obligations under this agreement the Tenant, upon signing this agreement, will deposit with the Landlord an autonomic, unconditional bank guarantee for a period of 5 years commencing from 1.1.02, in Shekels and linked to the index which can be paid intermittently, whereby the basic index for the purpose of calculating the linkage differentials is the index known on 15.2.02, for a sum equal to 12 months rent in addition to VAT, Letter of Undertaking. It is hereby agreed that in the event that the bank guarantee cannot be issued for a period of 5 years, it will be issued for 12 months commencing from the date the lease period begins and subject to the fact that the guarantee is renewed every 30 days prior to its expiration. Attached hereto as Appendix C to this agreement and constituting an integral part hereof.

11.2                           Likewise, the Tenant undertakes to extend the validity of the guarantee or furnish an alternative guarantee in the event that the lease period is extended and this prior to extending the lease period and as a condition precedent thereto. The amount of the extended or alternative guarantee will be revised in accordance with the revised rent, whereby all the costs involved in revising it and extending the guarantee will be assumed by the Tenant.

11.3                           The Tenant hereby gives the Landlord an irrevocable instruction that cannot be cancelled and/or modified for any reason, to present the bank guarantee for payment and/or to take any other legal action for the purpose of collecting any amounts owing from the Tenant due to any breach and/or as a result of a breach of any of the Tenant’s obligations under this agreement.

11.4                           Whereupon the Landlord acted pursuant to the bank guarantee as noted in Section 11.3 above, then without derogating from any right and/or other remedy available to the Landlord under this agreement and/or prescribed by law – the Tenant must deposit with the Landlord a new bank guarantee for an amount and under the conditions specified in Section 11.1 above.

And this in order to guarantee fulfillment of its obligations during the rest of the lease period.

11.5                           At the end of the lease period and if the Tenant fulfilled all of its obligations toward the Landlord under this agreement, the Landlord will return the bank guarantee to the Tenant 45 days after the end of the lease period and as against the issuance of all the documents attesting to the Tenant not having any debts.

11.6                           For the sake of removing any doubt it is clarified that exercising the bank guarantee will not derogate from any relief and/or right and/or other remedy available to the Landlord by virtue of this agreement and/or by law due to a breach of any of the conditions in this agreement and the guarantee does not constitute limits and/or determine exceptions to the Tenant’s liability toward the Landlord.

12.                     Vacating the Premises

12.1                           Immediately upon reaching the end of the lease period and/or upon the agreement being duly rescinded, the Tenant undertakes to vacate the premises and return the exclusive possession thereof to the Landlord whereby the premises are in good and proper condition, clean and painted as it was received and free and clear of any person and object in its current condition save wear and tear deriving from regular and reasonable use and whereby the premises will include all the construction work and renovations.

12.2                           On the date the premises are vacated the Tenant will furnish the Landlord confirmation from any entity and authority attesting to the fact that the Tenant has no outstanding debts in connection with the premises up to the date of vacating the premises.

12.3                           If the Tenant does not vacate the premises on the date the lease period ends or on the date the agreement is rescinded, the Landlord has the right to enter the premises without the need to obtain the Tenant’s consent, while breaking the locks and replacing them and while preserving the use of the necessary extent of force and remove all the contents from the premises to any place the Landlord deems appropriate and this without prejudicing any right and/or relief and/or remedy available to the Landlord by virtue of this agreement and/or by law.

The Landlord will not be liable for any damage and/or loss and/or missing contents of any type whatsoever which may be sustained and/or is sustained to the Tenant as a result of such actions. The Tenant will assume all the Landlord’s expenses caused as a result of the vacating actions, including fees for storing the contents of the premises and/or appropriate usage fees for storing the contents.

12.4                           Without prejudicing any provision in this agreement and any other remedy and right available to the Landlord under this agreement and by law, including but not limited to any other provision in this agreement pertaining to payment of compensation in the event that the Tenant breaches this agreement, hence if the Tenant does not return possession of the premises to the Landlord at the end of the lease period or after this agreement is lawfully rescinded, the Tenant undertakes to pay the Landlord a usage fee for the period commencing from the day the Tenant should have returned the premises to the Landlord and until they are actually returned to the Landlord and this at a rate of 200% of the monthly rent payments (linked to the basic index) stipulated in this agreement at the rate on the date of payment and this in addition to an amount in Shekels equal to $500 (Five Hundred US Dollars) calculated pursuant to the US Dollar representative rate for each late day in vacating the premises and this as predetermined, estimated and agreed upon compensation for the delay in vacating the premises. The Tenant hereby waives in advance any assertion with respect to the extent of the liquidated damages and/or any other assertion in connection thereto. It is hereby agreed that a delay in vacating the premises of up to 30 days will not entitle the Landlord to the remedies specified above but rather only a delay exceeding 30 days and subject to the conditions in this agreement.

12.5                           Without derogating from the foregoing, it is hereby agreed that during the entire period commencing upon the date the Tenant should have vacated the premises and until actually vacating them, the Tenant is obligated to pay all the rest of the payments deriving from the provisions of this agreement and appendices hereto without this constituting permission for the Tenant to keep possession of the premises and without such payments granting any right to continue to possess the premises.

12.6                           Without derogating from the foregoing the Landlord has the right to sue the Tenant for any damages and expenses sustained by the Landlord due to not vacating the premises in a timely manner, including but not limited to legal expenses and/or any other right available to the Landlord based on this agreement and any law.

12.7                           Likewise, the Landlord will be entitled to instruct the relevant authorities to disconnect the water, gas and electricity in the premises.

13.                                 Relief and Remedies Due to a Breach of the Agreement

13.1                           Without derogating from any remedy available to the parties as specified in the conditions of this agreement, the Contracts Law (Remedies for Breach of Contract) 5731 – 1971 as well as any other law pertaining to the matter will apply to this agreement and any breach hereof.

13.2                           Without derogating from any remedy and other right available to the Landlord under this agreement and by law, any delay and or payments in arrears owing from the Tenant to the Landlord under this agreement will obligate the Tenant to pay interest in arrears on the amount in arrears and/or that is late at the maximum rate customary in Bank Discount Ltd. regarding exceeding credit limits for current debit accounts.

13.3                           Any expense that the Landlord may have due to collecting any amount that was not paid in a timely manner will be attributed to the Tenant’s debt and the Tenant will be obligated to repay it.

13.4                           Whereupon the Tenant is late in making any payment as noted above and does not pay it after 10 days of receiving written notice thereof, the Landlord may present the bank guarantees to be settled and then any amount paid will be applied, first of all on account of the collection expenses and then to the interest and thereafter to the linkage differentials and finally on account of the principal debt.

13.5                           Whereupon this agreement is duly rescinded the Landlord may engage with any third party in a contract to re-lease the premises and the Tenant declares and undertakes that it will not prevent by any means such a contract to lease the premises to the third party. The foregoing will be considered as a contract for the benefit of a third party within the meaning thereof in the Contracts Law (General Section) 5733 – 1973.

13.6                           Upon a delay in delivering possession of the premises and not having the laboratory vacated in a timely manner this will be considered a breach of the agreement. The Landlord will pay the Tenant a sum equal to $1500 for each delayed month. It is hereby agreed that a delay of up to 10 days will not be considered a delay pursuant to this section.

13.7                           Without derogating from any other remedy and right available to the Landlord in the event of a material breach of any of the conditions of this agreement by the parties, the breaching party must pay pre-determined and agreed upon damages to the upholding party, compensation which the parties deemed a probable result of the breach and this at an amount equal to the monthly rent owing to the Landlord for six months rent.

13.8                           The foregoing in Section 13.7 is in addition to the right granted to the Landlord to vacate and/or remove the Tenant within 14 days from giving it written notice to the Tenant’s address and entitle the Landlord to disconnect the premises from the water, electricity, gas and telephone infrastructure as specified in this agreement.

13.9                           Without derogating from the explicit provisions in this agreement, it is hereby agreed that a breach of sections                                          will be considered a material breach of the agreement within the meaning in The Contracts Law (Remedies for Breach of Contract) 5731 -1970.

13.10                     Without derogating from the above it is clarified that the Landlord will be entitled to rescind this agreement also upon the occurrence of one or more of the following instances:

13.10.1                                    Bankruptcy and/or liquidation proceedings were initiated against the Tenant and were not cancelled within 30 days.

13.10.2                                    A lien was imposed upon the Tenant and/or its property and the lien was not removed within 30 days.

13.10.3                                    A receiver was appointed over the Tenant’s property and the proceedings were not canceled within 30 days.

14.                     Assignment of Rights

14.1                           The Landlord is entitled to assign its rights to the premises and/or under this agreement to a third party, to charge them and/or pledge them and this without the need to obtain the Tenant’s consent, provided that such an assignment does not prejudice the Tenant’s rights under this agreement.

14.2                           The Tenant will not be entitled to assign the use of the premises and/or any other right, in whole or in part,  granted to it under this agreement to any third party nor will it permit another to share the premises and/or any part thereof, whether for consideration or not, by means of a sub-lease or any other means without the Landlord’s written advance approval. The foregoing will not apply to an assignment to the owners of the Tennant provided they sign this contract and without derogating from any of the Tenant’s liabilities under this contract.

15.                     Miscellaneous

15.1                           Stamp duty on this agreement will be paid by the Tenant. Each party will assume its own attorneys fees.

15.2                           This agreement exhausts all the consents between the parties and upon signing it no negotiations, warranties, representations, undertakings and/or consents, memorandum, draft agreements and such like will be valid if and insofar as they were executed, whether in writing or orally, whether explicitly or impliedly, between the parties prior to signing this agreement.

15.3                           No extension, reduction, waiver or not taking any action will be valid unless in writing and signed by both parties to this agreement.

15.4                           No conduct by any of the parties will be considered a waiver of any of its rights under this agreement or by law or as a waiver or as a consent on its part to any breach or non-fulfillment of any condition hereof unless such a waiver, consent, rejection, change, rescission or addendum was executed explicitly and in writing. A waiver in a specific instance will not be seen as a waiver with respect to other instances or on other occasions and such a waiver will not be analogous in this respect.

15.5                           The Tenant will not be entitled at any time to record a caveat notice or any other record at the Land Registry Office in connection with this agreement.

15.6                           It is agreed between the parties that the court in Ashdod will have exclusive jurisdiction to entertain a claim in connection with the interpretation, performance and/or breach of this agreement.

15.7                           Any notice sent by one party to the other will be considered as if it reached its destination 72 hours of it being delivered to be sent by registered mail, 24 hours from the time it is transmitted if sent by facsimile or electronic mail and if hand-delivered – upon actual delivery.

In Witness Hereof The Parties Have Hereto Set Their Hands:

(-)	(-)

The Landlord	The Tenant

List of Appendices:

Appendix A – Lease Agreement

Appendix B – Drawing of the lot and building

Appendix C – Bank Guarantee